SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MEDIA GENERAL CL A

                    GAMCO INVESTORS, INC.
                                 8/11/00            2,000-           51.2560
                                 8/10/00            3,000-           50.1670
                                 8/07/00            3,000-           50.5210
                                 8/07/00            1,000            51.0000
                                 8/04/00              200            50.6875
                                 8/02/00            1,000-           50.1438
                                 7/31/00              300            48.9375
                                 7/28/00              500            49.1875
                                 7/21/00            1,500            48.7875
                                 7/21/00              300            48.8750
                                 7/12/00              400            49.1250
                                 7/11/00            2,000            49.3125
                                 7/06/00            4,000            48.5625
                                 7/05/00              200            48.7500
                                 7/03/00            1,000            49.0000
                                 6/21/00              200            49.8750
                                 6/20/00            5,500-           49.8295
                                 6/20/00              200            50.1250
                                 6/20/00            2,000-           49.8125
                                 6/19/00              300            48.1250
                                 6/14/00              500            49.6875
          GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 8/03/00            1,000-           50.5000
                                 8/02/00            1,900-           50.3322
                                 8/01/00              600-           49.8750
                                 6/22/00            8,000-           50.0577
                                 6/20/00              500-           49.9483
                                 6/19/00            3,500-           49.9929
                         GABELLI GLOBAL TELECOMMUNICATIONS FUND
                                 7/03/00            1,000            49.0500









                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MEDIA GENERAL CL A

                         GABELLI ASSET FUND
                                8/04/00            1,000-           51.2500






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.